Exhibit 10.33

Commercial Banking
(CARM 230602)

CONFIDENTIAL
Perfect Moment Asia Limited
Flat B 13/F
Gee Chang Hong Centre
65 Wong Chuk Hang Road
Aberdeen Hong Kong                                                                                                                           10 July 2023

Attn : Gottschalk, Maximum Alexander

Dear Sir/Madam

BORROWER(S)

Perfect Moment Asia Limited                                                                                                       [Customer No.848-278974]

BANKING FACILITIES- facility letter dated 17 June 2022, as amended or supplemented from time to time (the “Facility Letter”)

With reference to our recent discussions, we confirm that the Facility Letter will be amended as set out below. Save as amended by this letter, the terms of the Facility Letter and (if any) all related documents shall remain unchanged and continue in full force and effect. The Bank shall have an unrestricted discretion to cancel, reduce or suspend, or determine whether or not to permit drawings in relations to, the facilities. The facilities are subject to review at any time, and also subject to the Bank’s overriding right of repayment on demand including the right to call for cash cover on demand for prospective and contingent liabilities.

Unless defined differently, a term defined in the Facility Letter has the same meaning in this letter.

The Hongkong and Shanghai Banking Corporation Limited
HSBC Main Building. 1 Queen’s Road Central, Hong Kong
Tel: (852J 2822 1111
Web: www hsbc.com hk

Incorporated in the Hong Kong SAR with limited liability
Registered at the Hong Kong Companies Registry No. 263876

Perfect Moment Asia Limited	10 July 2023

AMENDMENT(S) OF SECURITY AND OTHER DOCUMENTATION

The Bank will require to hold the following additional security document(s) and/or other document(s) in form and substance satisfactory to the Bank:

1.	A Standby Documentary Credit for USDl,000,000.- from UBS Switzerland AG. Please arrange with the issuing bank to renew the validity of the Standby Documentary Credit one month before its expiry date.

2.	A Charge over Securities and Deposits (Limited Amount up to USD4,000,000.-) granted by the Borrower(s).

The Bank has sole discretion to determine whether and to what extent any charged securities granted in favour of the Bank shall be relied upon when it sets or reviews the limit for the facilities. For the avoidance of doubt, the Bank is not obliged to take into account the value of any charged securities when deciding the limit of the facilities. “Securities” means (i) all stocks, shares, securities, debentures, bonds, notes, options, warrants, funds, unit trusts, certificates of deposit, money market instruments, other equity, debt and financial instruments of any kind, (ii) all dividends, interest, distributions and other moneys derived therefrom and (iii) all accretions, allotments, and other benefits accruing or arising in respect thereof.

Certain capital in nature instruments such as bonds issued by HSBC and its subsidiaries are excluded from the scope of charged securities.

A charge over the Borrower(s)’s deposit(s) for USD4,000,000.- or its equivalent in other foreign currencies placed with the Bank.

In the event of the value of the foreign currency deposit charged to the Bank falling below the required level and upon the Bank’s request, the Borrower(s) should immediately pledge to the Bank additional security acceptable to the Bank to bring the value back to the threshold.

We attach our standard “Charge over Securities and Deposits (Limited Amount)”. Please arrange to sign and return to us the document(s), together with the supporting board resolution(s).

This “Charge over Securities and Deposits (Limited Amount)” needs to be registered with the Companies Registry. Please sign and return the “Charge over Securities and Deposits (Limited Amount)” within 5 business days of execution. The related registration fee (currently HKD340.- per document) will be charged to the debit of the Borrower(s)’s account.

3.	A Guarantee (Limited Amount) limited to USD2,000,000.- plus default interest and other costs and expenses as further set out in the guarantee from Perfect Moment Limited together with:

(a)	a certified copy of a Board Resolution, signed sealed by the Secretary or Assistant Secretary of Perfect Moment Limited authorising a named person to execute the guarantee.

(b)	a Certificate of Incumbency signed sealed by the Secretary or Assistant Secretary identifying the individual authorized to issue the guarantee.

The authorised signatories of Perfect Moment Limited should be duly verified by their bankers. Please also let the Bank have a certified copy of Certificate of Incorporation, Articles of Association and List of current directors of Perfect Moment Limited for the Bank’s records.

Perfect Moment Asia Limited	10 July 2023

As Perfect Moment Limited is incorporated in the United States of America, the Bank requires a legal opinion (in form and substance satisfactory to the Bank) from a qualified lawyer in the jurisdiction of Perfect Moment Limited’s country of incorporation, confirming the corporate capacity and authority of Perfect Moment Limited to enter into the facility(ies)/security, and also confirming that all necessary documents have been or will be properly executed. The legal opinion, together with the properly executed security documents, should be forwarded to the Bank directly by the solicitor.

In consideration of the above mentioned security being made available, the Bank is agreeable to releasing the following security document(s) and other document(s):

4.	Charge over Securities and Deposits (Limited Amount up to USD5,000,000.-) dated 28 May 2023 granted by the Borrower(s)

A charge over the Borrower(s)’s deposit(s) for USD5,000,000.- or its equivalent in other foreign currencies placed with the Bank.

This “Charge over Securities and Deposits (Limited Amount)” needs to be discharged with the Companies Registry. The related discharge fee (currently HKD 190.- per document) will be charged to the debit of the Borrower(s)’s account.

5.	A Guarantee (Limited Amount) dated 30 November 2020 limited to USD3,150,000.- plus default interest and other costs and expenses as further set out in the guarantee from Perfect Moment (UK) Limited.

This Guarantee will be cancelled after a retention period considered by it (the Bank) to be reasonably appropriate, which is normally six months.

For the avoidance of doubt existing guarantee(s) and security granted in favour of the Bank before the date of this letter shall remain in full force and effect and extend to the Facility Letter as amended by this letter, unless otherwise agreed.

Perfect Moment Asia Limited	10 July 2023

GOVERNING LAW

This letter shall be governed by and construed in accordance with the laws of the Hong Kong Special Administrative Region. No one other than the Bank and the Borrower(s) will have any right to enforce the terms of this letter.

ACCEPTANCE

Please arrange for the authorised signatories of the Borrower(s) and, where applicable, guarantor and/or security provider, in accordance with the terms of the mandate given to the Bank, to sign and return the duplicate copy of this letter by 31 July 2023 to signify the relevant party(ies)’s understanding and acceptance of the terms of this letter.

For the avoidance of doubt, existing guarantee(s) and security granted in favour of the Bank before the date of this letter shall remain in full force and effect and extend to the Facility Letter as amended by this letter, unless otherwise agreed.

We have shared and discussed with you the relevant risk disclosure document(s) about the demise of or possible changes to certain interest rate benchmarks (such as LIBOR). By signing this letter, you acknowledge that you understand the implications and risks of the changes referred to in the relevant risk disclosure document(s). We enclose a copy of the relevant risk disclosure document(s) again for your easy reference.

Yours faithfully

For and on behalf of
The Hongkong and Shanghai Banking Corporation Limited

/s/ Alson Kam

Alson Kam
Vice President
fx/syz

Encl

Perfect Moment Asia Limited	10 July 2023

Acceptance and Confirmation

We, Perfect Moment Asia Limited, confirm our acceptance of and agreement to all of the terms and conditions set out above.

For and on behalf of

Perfect Moment Asia Limited

Signature	/s/ Maximilian Alexander Gottschalk	Signature	/s/ Andreas Ruben Keijsers

Name	MAXIMILIAN ALEXANDER GOTTSCHALK	Name	ANDREAS RUBEN KEIJSERS

Title	Director	Title	Director

Date		Date